                               Bancorp Hawaii, Inc.
   Exhibit 11 - Statement Regarding Computation of Per Share Earnings
                             Six Months Ended June 30

                                                             Fully
                                           Primary          Diluted
                                        --------------   --------------
1994
- - ----
Net Income                                $68,554,000      $68,554,000
                                        ==============   ==============

Daily Average Shares Outstanding           42,485,825       42,485,825
Shares Assumed Issued for Stock Options       520,828          520,828
                                        --------------   --------------
                                           43,006,653       43,006,653
                                        ==============   ==============
Earnings Per Common Share and
  Common Share Equivalents                      $1.59            $1.59
                                        ==============   ==============


1993
- - ----
Net Income                                $66,733,000      $66,733,000
                                        ==============   ==============

Daily Average Shares Outstanding           42,273,147       42,273,147
Shares Assumed Issued for Stock Options       640,209          640,209
                                        --------------   --------------
                                           42,913,356       42,913,356
                                        ==============   ==============
Earnings Per Common Share and
  Common Share Equivalents                      $1.56            $1.56
                                        ==============   ==============

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